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Exhibit 99.1

        The following certification accompanies and is furnished in connection with Firstwave Technologies, Inc.'s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2003 and is not considered as "filed" as provided in SEC Release No's 33-8212, 34-47551 and IC-25967, dated March 21, 2003.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

        The undersigned certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q/A of Firstwave Technologies, Inc. (the "Company") for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Dated: June 6, 2003	/s/ RICHARD T. BROCK Richard T. Brock Chief Executive Officer
Dated: June 6, 2003	/s/ JUDITH A. VITALE Judith A. Vitale Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to Firstwave Technologies, Inc. and will be retained by Firstwave Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350